DARLING INTERNATIONAL INC.

Corporate Governance Guidelines
(As approved october 3, 2007)

The Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Darling International Inc., a Delaware corporation (the “Company”), has developed, and the Board has adopted the following Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its responsibilities and to serve the best interests of the Company and its shareholders.  These Guidelines are intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company and should be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation (as amended and restated), bylaws, and other corporate governance documents.  These Guidelines are not intended to establish by their own force any legally binding obligations.  Additionally, these Guidelines are subject to modification from time to time by the Board as the Board may deem appropriate and in the best interests of the Company or as required by applicable laws, regulations and rules to which the Company is subject.

I.	DIRECTOR RESPONSIBILITIES

The role of the Board is to:  (i) direct the affairs of the Company in the interests of the shareholders, including their interest in optimizing financial returns and the value of the Company over the long term; and (ii) set expectations about the tone and ethical culture of the Company.

A.	Board Role

The Board fulfills its role (directly or by delegating certain responsibilities to its committees) by:

1.	providing advice and counsel to the Chief Executive Officer and principal senior executives;

2.	selecting, regularly evaluating, fixing the compensation of, and, where appropriate, replacing the Chief Executive Officer;

3.	overseeing the conduct of the Company’s business and strategic plans to evaluate whether the business is being properly managed;

4.	reviewing and approving the Company’s financial objectives and strategic and other major corporate plans and actions;

5.	reviewing and approving major changes in appropriate auditing and accounting principles and practices;

6.	providing oversight of internal and external audit processes and financial reporting;

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Corporate Governance Guidelines

7.	providing oversight of risk assessment and protection processes and processes designed to promote legal compliance; and

8.	performing such other functions as the Board believes appropriate or necessary, or as otherwise prescribed by rules or regulations.

B.	Care, Candor and Avoidance of Conflicts

The Company’s directors recognize their obligation individually and collectively as the Board to pay careful attention and be properly informed.  This requires regular attendance at board meetings and preparation for board meetings, including the advance review of circulated materials.  The directors also recognize that candor and the avoidance of conflicts in fact and in perception are hallmarks of the accountability owed to the shareholders.  Directors have a personal obligation to disclose a potential conflict of interest to the Chairman of the Board prior to any Board decision related to the matter and, if the Chairman in consultation with legal counsel determines a conflict exists or the perception of a conflict is likely to be significant, to recuse themselves from any discussion or vote related to the matter.

C.	Integrity and Conduct

Each director is expected to act with integrity and to adhere to the policies in the Company’s Code of Business Conduct.  Any waiver of the requirements of the Code of Business Conduct for any director must be approved by the Board in advance and promptly disclosed on the Company’s website.

D.	Confidentiality

Each director has an obligation to keep confidential all non-public information that relates to the Company’s business.  Such information includes, but is not limited to, information regarding the strategy, business, finances and operations of the Company, minutes, reports and materials of the Board and its committees, and other documents identified as confidential by the Company or that would reasonably be assumed to be confidential.  Additionally, the proceedings and deliberations of the Board and its committees are confidential.

E.	Lead Director

The Lead Director is elected annually by the Board of Directors. In addition toserving as the Chair of the executive sessions of the independent Directors, theLead Director is also responsible for advising the Chairman and Chief Executive Officer of decisions reached, and suggestions made, at executive sessions. Agendas for Board meetings are established by the Chairman with input from the Board and are reviewed and approved by the Lead Director. The Lead Director also reviews and approves matters such as the agendas for executive sessions, the information sent to the Board, and meeting schedules (both as to when they occur and the sufficiency of time allocated to agenda items). Additional functions include: calling meetings of the non-management Directors; serving as liaison between the Chairman and Chief Executive Officer and the non-management Directors (although all non-management Directors are encouraged to freely communicate with the Chairman and Chief Executive Officer at any time); assisting the Chairman and Chief Executive Officer in the recruitment and orientation of new Directors; and assuming such additional responsibilities as determined by the non-management Directors.

Darling International Inc
Corporate Governance Guidelines

II.	EXECUTIVE SESSIONS & INDEPENDENT BOARD LEADERSHIP

The independent and non-management directors meet regularly without members of management present in executive session, no less frequently than two times per year, and as otherwise determined by such directors.  If any of the non-management directors do not qualify as an “independent director” as set forth in Section V below, one or more additional executive sessions will be held annually, attended only by independent directors.

The executive sessions have such agendas and procedures as determined by the non-management and independent directors.  The authority to act on behalf of the Company or the Board on any matters in such sessions requires an express delegation of authority by the Board.

III.	FORMAL EVALUATION OF THE CHIEF EXECUTIVE OFFICER

The Board has delegated to the Compensation Committee the task of evaluating the Chief Executive Officer annually and reporting its recommendations to the Board.  The Lead Director communicates the Board’s conclusions to the Chief Executive Officer.

The evaluation is based on objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, and such other criteria as determined to be appropriate by the Board from time to time.  The evaluation is used by the Compensation Committee in determining the Chief Executive Officer’s compensation.

IV.	MANAGEMENT DEVELOPMENT AND SUCCESSION PLANNING

The Chief Executive Officer reports periodically to the Board on the Company’s program for management development and on succession planning, which the Board views as closely-related issues.  In its consideration of these issues, it is the policy of the Board to consider issues related to Chief Executive Officer and senior executive selection and performance.

In addition, there is available on a continuing basis, and the Board and Chief Executive Officer periodically discuss, the Chief Executive Officer’s recommendation as to a successor in the event of the sudden resignation, retirement or disability of the Chief Executive Officer.

V.	DIRECTOR QUALIFICATION STANDARDS

A.	Selection of Board Nominees

The Board is responsible for recommending director nominees to shareholders for election.  The Board has delegated the screening process to the Nominating and Corporate Governance Committee.

Darling International Inc
Corporate Governance Guidelines

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board periodically the appropriate skills and characteristics required of directors in the context of the current make-up of the Board.  This assessment includes issues of judgment, diversity, age, skills (such as an understanding of relevant technologies, the agricultural and biofuels industries, international background, etc.), in the context of an assessment of the perceived needs of the Board at that point in time.  The assessment also includes specific criteria set forth from time to time in the Nominating and Corporate Governance Committee Charter.

The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by shareholders using the same criteria it applies to recommendations from the Committee, directors and members of management.

Invitations to serve as a nominee are extended by the Board itself via means determined appropriate at the time.

B.	Board Independence

The Board has a majority of directors who are not officers or employees of the Company or its subsidiaries and who, in each case, the Board has affirmatively determined lack a “material relationship” with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).  It is not possible to anticipate all circumstances that might signal potential conflicts of interest.  Therefore, the Committee will make independence determinations by broadly considering all relevant facts and circumstances.  The ownership of even a significant amount of stock, by itself, will not be a bar to independence.

The Board defines a director as lacking a material relationship and therefore “independent” (subject to the guidance provided by the Listing Rules of the New York Stock Exchange) if he or she does not have any of the following relationships:

1.	within the past three years

(i)	is or has been employed by the Company or has an immediate family member who has been an executive officer of the Company;

(ii)
has received, or has an immediate family member who has received, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

Darling International Inc
Corporate Governance Guidelines

(iii)
 (a) is, or whose immediate family member is, a current partner of a firm that is the company’s internal or external auditor; (b) is a current employee of such a firm; (c) has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance; or (d) was, or has an immediate family member who was (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit;

(iv)
has been, or has an immediate family member who has been, employed by another company where any of the Company’s current executive officers serve, or within the past three years served, on that company’s compensation committee;

2.
is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

3.
is an executive officer or chairman of the board of a tax-exempt entity that within the past 12 months received significant contributions from the Company (revenue of the greater of 2% of the entity’s consolidated gross revenues or $1 million is considered significant); or

4.	has any other relationships with the Company or with members of senior management that the Board determines to be material.

C.	Commitment and Limits on Other Activities

Generally speaking, directors are expected to limit the number of other boards (excluding non-profits) on which they serve to between two and five, with the lower limit applying to directors who are engaged full-time in another business; however, the Nominating and Corporate Governance Committee may consider and approve exceptions to these board membership guidelines when considering the characteristics and potential contributions of any candidate for the Board.   Directors are asked to advise the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another board.

D.	Term

As an alternative to term limits, the Nominating and Corporate Governance Committee formally reviews each director’s continuation on the Board at the expiration of the director’s term.

Darling International Inc
Corporate Governance Guidelines

E.	Notification upon a Job Change

When a director’s principal occupation or business association changes substantially from the position such director held when originally invited to join the Board, the director shall promptly notify the Chairman of the Nominating and Corporate Governance Committee.

VI.	DIRECTOR ORIENTATION AND CONTINUING EDUCATION

The Board has delegated to the Nominating and Corporate Governance Committee the task of monitoring, with Company management, an appropriate orientation program for new directors that includes background material, meetings with senior management and visits to Company facilities.  The Committee also explores, makes available, and designs and provides continuing education opportunities for directors, from time to time.

VII.	DIRECTOR COMPENSATION

The Nominating and Corporate Governance Committee recommends to the Board for approval general principles for determining the form and amount of director compensation and subject to such principles, evaluates annually the status of Board compensation in relation to comparable U.S. companies (in terms of size, business sector, etc.), reporting its findings and recommendations to the Board for approval.

VIII.	BOARD AGENDA, MATERIALS, INFORMATION AND PRESENTATIONS

The Chairman of the Board, with input from senior members of management and the Lead Director, establishes the agenda for each Board meeting.

Information and data that is important to the Board’s understanding of the business is distributed in writing to the Board as soon as practicable before the Board meets, although this is not a strict standard, so as to allow for unusual circumstances.  Management should ensure that material is as brief as possible while still providing the desired information.

As a general rule, Board meeting time is reserved for discussion.  Presentations on specific subjects are forwarded to the directors in advance so that directors may prepare, Board meeting time may be conserved, and discussion time may be focused.  However, it is recognized that there may be occasions when an important issue arises without time for written background materials to circulate or the subject matter is not appropriate for written materials, such that more presentation time will be required.

IX.	DIRECTOR ACCESS TO SENIOR MANAGERS AND INDEPENDENT ADVISERS

Directors have complete access to senior management and to the Board’s advisers.  Directors are expected to use good judgment to ensure that this contact is not distracting to the business operation of the Company, and that independent advisers are used efficiently.

Darling International Inc
Corporate Governance Guidelines

The Board welcomes regular attendance of senior managers at Board meetings.  Should the Chairman and Chief Executive Officer wish to suggest that a senior manager attend on a regular basis, such suggestion is made to the Board for its concurrence.  The Board encourages management to bring managers into Board meetings who:  (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) have future potential such that management believes the Board should have greater exposure to the individual.

X.	BOARD INTERACTION WITH SHAREHOLDERS AND OTHERS/ANNUAL MEETINGS

Management, and, in particular, the Chief Executive Officer, speaks for the Company with shareholders, investors, employees, customers, suppliers, the press and others.  The Chairman of the Board and, in certain circumstances, the Lead Director, speaks for the Board.  Individual directors may, from time to time at the request of management, meet or otherwise communicate with various constituencies.  If comments from the Board are appropriate, however, they should, except in highly unusual circumstances, come from the Chairman.  Directors are expected to take special care in all communications concerning the Company, in light of confidentiality requirements and laws prohibiting insider trading, tipping and avoidance of selective disclosure.

It is a policy of the Board that all Directors attend the Annual Meeting of Shareholders absent unusual circumstances.  (The Company is required to disclose director attendance at such meeting in the Company’s next proxy statement or on the Company’s website.)

XI.	STANDING BOARD COMMITTEES

The Board currently has the following committees:  Audit, Compensation and Nominating and Corporate Governance.  Membership on such committees is limited to independent directors.  The Board retains discretion to form new committees or disband current committees depending upon the circumstances.

The Nominating and Corporate Governance Committee recommends, after consultation with the Chairman of the Board and Chief Executive Officer and the Lead Director, and with consideration of the desires of individual directors, the appointment of directors to various committees and the appointment of committee chairmen, for Board approval.

XII.	ANNUAL BOARD AND COMMITTEE PERFORMANCE EVALUATIONS

The Board conducts an annual self-evaluation of its performance and the performance of its committees.  The Nominating and Corporate Governance Committee recommends to the Board and its committees the methodology for such evaluations and oversees its execution.

XIII.	CORPORATE GOVERNANCE GUIDELINES

The Nominating and Corporate Governance Committee reviews these Guidelines periodically and recommends amendments to the Board as necessary.

Darling International Inc
Corporate Governance Guidelines

These Guidelines are posted on the Company’s website for communication to the Company’s shareholders.

XIV.	COMMUNICATIONS WITH THE BOARD

Shareholders are invited to communicate to the Board or its committees by writing to: Lead Director, c/o Secretary, Darling International Inc., P.O. Box 141481, Irving, Texas 75014-1481.

Darling International Inc
Corporate Governance Guidelines